                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WALDEN LABORATORIES, INC.

     The undersigned, being over the age of eighteen (18), in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST:   The name of the corporation is Walden Laboratories, Inc.

          SECOND: The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100 in the City of Dover, in the county of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

          FOURTH: (A) (1) The aggregate number of shares which the Corporation shall have authority to issue is Twenty Five Million (25,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and Twenty Million (20,000,000) shares, having a par value of $.001 per share, shall be designated "Common Stock."

          (2) Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

          FIFTH:   The name and address of the incorporator is Sherri Rosen and her mailing address is c/o Bachner, Tally, Polevoy & Misher, 380 Madison Avenue, New York, New York 10017.

          SIXTH:   The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided, in the by-laws. Election of directors need not be by ballot, unless the by-laws so provide.

          (2) The stockholders of the Board of Directors of the Corporation shall have the power, without the assent or vote of the stockholders:

          (a) to make, alter, amend, change, add to or repeal the By-Laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

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          (b) to determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

          (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and a binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In addition to the powers and authorities hereinfore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation: subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

          SEVENTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

          EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding an all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          NINTH:   The personal liability of directors of the Corporation is
hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

          TENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

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     IN WITNESS THEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 18th day of September, 1992.

                                                 /s/ Sherri Rosen
                                               --------------------------------
                                               Sherri Rosen
                                               Bachner, Tally, Polevoy & Misher
                                               380 Madison Avenue
                                               New York, New York  10017

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                            APPEX TECHNOLOGIES, INC.

                            (a New York corporation)

                                      into

                            WALDEN LABORATORIES, INC.

                            (a Delaware corporation)

     It is hereby certified that:

     1. APPEX Technologies, Inc. (hereinafter called the "Corporation") is a corporation of the State of New York, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

     2. The Corporation hereby merges itself into WALDEN LABORATORIES, INC., a corporation of the State of Delaware.

     3. The following is a copy of the resolutions adopted on the 18th day of September, 1992, by the Board of Directors of the Corporation to merge the Corporation into WALDEN LABORATORIES, INC.:

          RESOLVED, that the Corporation reincorporate in the State of Delaware by merging itself, as one-hundred percent owner and sole stockholder, into its wholly-owned subsidiary, WALDEN LABORATORIES, INC. pursuant to the laws of the State of New York and the State of Delaware as hereinafter provided, so that the separate existence of the Corporation shall cease as soon as the merger shall become effective, and thereupon the Corporation and WALDEN LABORATORIES, INC. will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware; and it is further

          RESOLVED, that an Agreement and Plan of Merger setting forth the terms and conditions of the proposed merger be submitted to the stockholders of the Corporation for their approval; and it is further

          RESOLVED that the terms and conditions of the proposed merger are as follows:

          (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of the Corporation shall become vested in and be held by WALDEN LABORATORIES, INC. as fully and entirely and without change or diminution as the same were before held and enjoyed by the Corporation, and WALDEN LABORATORIES, INC. shall assume all of the obligations of the Corporation.

          (b) No pro rata issuance of the shares of stock of WALDEN LABORATORIES, INC. which are owned by the Corporation immediately prior to the effective time of the merge shall be made, and such shares shall be surrendered and extinguished.

          (c) Each share of Common Stock, $.001 par value, and each share of Preferred Stock, $.01 par value, of the Corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted on a one for one basis into the issued

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     and outstanding shares of Common Stock, $.001 par value or Preferred Stock,
     $.01 par value, as the case may be, of WALDEN LABORATORIES, INC., and, from and after the effective time of the merger, the holder of all of said issued and outstanding shares of Common Stock or Preferred Stock of the Corporation shall automatically be and become the holder of shares of WALDEN LABORATORIES, INC. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of Common Stock or Preferred Stock of the Corporation which shall be issued and held by it as treasury shares immediately prior to the effective time of the merger shall be converted into the shares of WALDEN LABORATORIES, INC. and shall be held in the treasury of WALDEN
     LABORATORIES, INC. until sooner disposed of. In addition, any and all options to purchase Common Stock of the Corporation shall, upon the effective date of the merger, be converted into options to purchase Common Stock of WALDEN LABORATORIES, INC.

          (d) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing Common Stock or Preferred Stock of the Corporation may surrender the same to WALDEN LABORATORIES, INC. and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate of certificates representing the appropriate number of shares of Common Stock or Preferred Stock, as the case may be, of WALDEN LABORATORIES, INC. Until so surrendered outstanding certificate, which prior to the effective time of the merger represented one or more shares of Common Stock or Preferred Stock of the Corporation, shall be deemed for all corporate purposes to evidence ownership of an appropriate number of shares of Common Stock or Preferred Stock, as the case may be, of WALDEN LABORATORIES, INC.

          (e) Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

          (f) From and after the effective time of the merger, the Certificate of Incorporation and By-laws of WALDEN LABORATORIES, INC. shall continue to be the Certificate of Incorporation and By-laws of WALDEN LABORATORIES, INC. as in effect immediately prior to such effective time.

          (g) The members of the Board of Directors and officers of the Corporation shall be the members of the Board of Directors and the corresponding officers of WALDEN LABORATORIES, INC. immediately before and after the effective time of the merger.

          (h) From and after the effective time of the merger, the assets and liabilities of the Corporation and of WALDEN LABORATORIES, INC. shall be entered on the books of WALDEN LABORATORIES, INC. at the amounts at which they shall be carried at such time on the respective books of the Corporation and of WALDEN LABORATORIES, INC., subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of WALDEN LABORATORIES, INC., in accordance with generally accepted accounting principles, the capital and surplus of the Corporation shall be equal to the capital and surplus of the Corporation and of WALDEN LABORATORIES, INC.

          RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be the date of filing the Certificate of Ownership and Merger with the Secretary of State of Delaware, and that, insofar as the General Corporation

     Law of the State of Delaware shall govern the same, said time shall be the effective merger time; and it is further

          RESOLVED that the proper officers of the Corporation be and they hereby are authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge the Corporation into WALDEN LABORATORIES, INC. on the date of adoption thereof, and the cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of New York and Delaware and in any other appropriate jurisdiction, necessary or proper to effect this merger.

     4. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Corporation in accordance with the laws under which it is organized.

Signed and attested to on October 22, 1992.

Attested to:

  /s/ Judith Wurtman, Ph.D.                            /s/ Dayne R. Myers
------------------------------------                 ---------------------------
Judith Wurtman, Ph.D.                                Dayne R. Myers
Secretary                                            President

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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     BE IT REMEMBERED that, on October 22, 1992, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Dayne R. Myers, Chairman of the Board of APPEX Technologies, Inc., and Judith Wurtman, Ph.D., Secretary of APPEX Technologies, Inc., who duly signed the foregoing instrument before me and acknowledged that such instrument as executed is the act and deed of said corporation, that their signing is their act and deed, and that the facts stated therein are true.

     GIVEN under my hand on October 22, 1992.

                                                       /s/ Sherri Rosen
                                                     ---------------------------
                                                     Notary Public

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                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                          OF WALDEN LABORATORIES, INC.

                         PURSUANT TO SECTION 242 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

     WALDEN LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1.   The name of the Corporation is WALDEN LABORATORIES, INC.

     2. The original Certificate of Incorporation of the Corporation was filed under the name Walden Laboratories, Inc., with the Secretary of State of the State of Delaware on September 18, 1992, and amended on October 26, 1992.

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

          Section 4 of the Certificate of Designation of Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, of Series A Convertible Preferred Stock of the Corporation is hereby amended to read as follows in its entirety:

          "In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, and prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock, if any, by reason of their ownership thereof, an amount per share equal to the sum of $2.00 for each outstanding share of Series A Preferred Stock and all accrued but unpaid dividends per share since the date of issuance of any Series A Preferred Stock, and no more; provided, however, that (A) at the time of the first installment distribution of shares of common stock of lnterneuron Pharmaceuticals, Inc. ("IPI") (or cash in lieu thereof), to the holders of the Series A Preferred Stock in connection with the transactions contemplated by the Asset Purchase Agreement dated November 14, 1995 (the "Asset Purchase Agreement"), by and among to the immediately preceding clause (A), shall be further reduced to $.2304; provided further, however, (1) that if at the time of each such installment, any of the Company's indebtedness outstanding on the Closing Date (as defined in the Asset Purchase Agreement) is then due and payable, then to the extent the Company causes such indebtedness to be paid or provided for by redirecting a portion of the common stock of IPI to satisfy such indebtedness, the amount paid to the holders of Series A Preferred Stock, and the related reductions in the liquidation preference pursuant to clauses (A) and
(B) above, shall be appropriately reduced; and (2) the holders of the Series A Preferred Stock shall be given prior written notice of any such liquidation, dissolution or winding up of the Company of at least 10 business days during which such holders may exercise the conversion rights under Section 3 hereof. If such notice is not given or is not feasible, the holders of the Series A Preferred Stock shall be entitled to receive the amount that such holders would have received had their shares been converted immediately prior to liquidation, dissolution or winding up of the Company, if such amount is greater than the amount payable under the first sentence of this subsection."

     4. This Certificate of Amendment and the amendments provided for herein shall become effective at, and not until, 10:00 am. (Delaware time) on December 22, 1995.

     5. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of she State of Delaware.

     IN WITNESS WHEREOF, Walden Laboratories, Inc. has caused this Certificate of Amendment to be signed this December 21, 1995.

                                             by
                                                /s/ (illegible signature)
                                             -----------------------------------

Attest:

by
  /s/ Michael S. Weiss
---------------------------
Name:  Michael S. Weiss
Title:  Secretary

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                                   CERTIFICATE
             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     Walden Laboratories, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 18th day of September, 1992 and thereafter forfeited pursuant to Section 136 (c) of the General Corporation Law of Delaware for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certified as follows:

     1.   The name of the corporation is Walden Laboratories, Inc.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 29th day of February 1996, the same being prior to the date of the forfeiture of the Certificate of Incorporation. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1996, at which time is Certificate of Incorporation became forfeited for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

     IN WITNESS WHEREOF, said Walden Laboratories, Inc., in compliance with
Section 313 of the General Corporation Law of Delaware has caused this Certificate to be signed by Michael S. Weiss, its acting Secretary, this 26th day of March, 1996.

                                              WALDEN LABORATORIES, INC.

                                              By    /s/ (Michael S. Weiss)
                                                  --------------------------
                                                     Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                          OF WALDEN LABORATORIES, INC.

                         PURSUANT TO SECTION 242 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

     WALDEN LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1.   The name of the Corporation is WALDEN LABORATORIES, INC.

     2. The original Certificate of Incorporation of the Corporation was filed under the name Walden Laboratories, Inc., with the Secretary of State of the State of Delaware on September 18, 1992, and amended on October 26, 1992 and December 21, 1995.

     3. ARTICLE FIRST of the Certificate of Incorporation as heretofore amended is hereby amended to read as follows in its entirety:

     "FIRST:  The name of the corporation is AVAX Technologies, Inc."

     4. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Walden Laboratories, Inc. has caused this Certificate of Amendment to be signed this March 25, 1996.

                                          WALDEN LABORATORIES, INC.

                                          by

                                            /s/ Carl Spana
                                          ---------------------------
                                          Name:  Carl Spana
                                          Title: President
Attest:

by

  /s/ Michael S. Weiss
----------------------------
Name:  Michael S. Weiss
Title: Secretary

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                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                           OF AVAX TECHNOLOGIES, INC.

                         PURSUANT TO SECTION 242 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

     AVAX TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1.   The name of the Corporation is AVAX TECHNOLOGIES, INC.

     2. The original Certificate of Incorporation of the Corporation was filed under the name Walden Laboratories, Inc, with the Secretary of State of the State of Delaware on September 18, 1992, and amended on October 26,1992, December 21,1995 and March 26, 1996.

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

          Article 4(A)(1) is hereby amended to read in its entirety as follows:

          "FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Fifty Five Million (55,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and Fifty Million (50,000,000) shares, having a par value of $.002 per share, shall be designated "Common Stock.

          Upon the foregoing amendment becoming effective, each share of common stock, par value $0.001 per share ("Common Stock"), of the Corporation, outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be reclassified as, and become, one half (1/2) of a share of Common Stock of the Corporation and the number of shares of Common Stock of the Corporation represented by each stock certificate representing Common Stock of the Corporation outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be proportionately adjusted by dividing each such number by 2, with each share thereupon having a par value of $.002."

     4. The foregoing amendment was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this Certificate of Amendment to be signed this May 9,1996.

                                       by
                                           /s/ Carl Spana
                                       ----------------------
                                       Name:  Carl Spana
                                       Title: President
Attest:

by

   /s/ Michael S. Weiss
-------------------------------
Name:  Michael S. Weiss
Title: Secretary

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                         CERTIFICATE OF CORRECTION FILED
                          TO CORRECT A CERTAIN ERROR IN
                         THE CERTIFICATE OF AMENDMENT TO
                       THE CERTIFICATE OF INCORPORATION OF
                             AVAX TECHNOLOGIES, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON DECEMBER 21, 1995

     Avax Technologies, Inc. (f/k/a Walden Laboratories, Inc.) (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), hereby certifies that:

     1.   The name of the corporation is AVAX Technologies, Inc.

     2. That a Certificate of Amendment to the Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on December 21, 1995 and that said Certificate required correction as permitted by Section 103 of the GCL.

     3.   The defect of the said Certificate to be corrected is as follows:

     the 12th through the 16th lines of the section to be amended, Section 4, were inadvertently omitted.

     4. Article 3, containing Section 4 of the Certificate is corrected to read as follows:

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

     Section 4 of the Certificate of Designation of Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, of Series A Convertible Preferred Stock of the Corporation is hereby amended to read as follows in its entirety:

     "In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, and prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock, if any, by reason of their ownership thereof, an amount per share equal to the sum of $2.00 for each outstanding share of Series A Preferred Stock and all accrued but unpaid dividends per share since the date of issuance of any Series A Preferred Stock, and no mere; provided, however, that (A) at the time of the first installment distribution of shares of common stock of Interneuron Pharmaceuticals, Inc. ("IPI") (or cash in lieu thereof), to the holders of the Series A Preferred Stock in connection with the transactions contemplated by the Asset Purchase Agreement dated November 14, 1995 (the "Asset Purchase Agreement"), by and among the Company, IPI and InterNutria, Inc., a subsidiary of IPI (such transactions, the `Sale'), the $2.00 amount referred to above shall be reduced to $1.1523, and (B) at the time of the second installment distribution of shares of common stock of IPI (or cash in lieu thereof) to the holders of the Series A Preferred Stock in connection with the Sale, the $2.00 amount referred to above, which shall previously have been reduced to $1.1523 pursuant to the immediately preceding clause (A), shall be further reduced to $.2304; provided further, however, (1) that if at the time of each such installment, any of the Company's indebtedness outstanding on the Closing Date (as defined in the Asset Purchase Agreement) is then due and payable, then to the extent the Company causes such indebtedness to be paid or provided for by redirecting a portion of the common stock of IPI to satisfy such indebtedness, the amount paid to the holders of Series A Preferred Stock, and the related reductions in the liquidation preference pursuant to clauses (A) and (B) above, shall be appropriately reduced; and (2) the holders of the Series A Preferred Stock shall be given prior written notice of any such liquidation, dissolution or winding up of the Company of at least 10 business days during which such holders may exercise the conversion rights under Section 3 hereof. If such notice is not given or is not feasible, the holders of the Series A Preferred Stock shall be entitled to receive the amount that such holders would have received had their shares been converted immediately prior to liquidation, dissolution or winding up of the Company, if such amount is greater than the amount payable under the first sentence of this subsection."

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Carl Spana, its interim President attested by Michael S. Weiss, its Secretary, this 14th day of May 1996.

                                                By

                                                   /s/ Carl Spana
                                                -------------------------
                                                Name:  Carl Spana
                                                Title: Interim President
ATTEST:

By

  /s/ Michael S. Weiss
-----------------------------
Name:  Michael S. Weiss
Title: Secretary

                          CERTIFICATE OF ELIMINATION OF
                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                             AVAX TECHNOLOGIES, INC.

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

     AVAX Technologies, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action by unanimous written consent of the Board of Directors of the Corporation on July 12,1996:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby states that none of the authorized shares of Series A Convertible Preferred Stock of the Corporation are outstanding and that none will be issued.

     When this certificate becomes effective in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, all references in the Corporation's Certificate of Incorporation, as amended through the date hereof, to the Series A Convertible Preferred Stock will be eliminated and the number of shares of capital stock previously authorized as Series A Convertible Preferred Stock shall become authorized but unissued shares of undesignated Preferred Stock of the Corporation.

     IN WITNESS WHEREOF, the undersigned has signed his name, this 17th day of September, 1996, and by such act affirms under penalties of perjury, that this instrument constitutes the act and deed of the Corporation and that the facts stated herein are true.

                               AVAX TECHNOLOGIES, INC.

                               By:   /s/ Jeffrey M. Jonas
                                   -------------------------------------
                               Name:  Jeffrey M. Jonas, M.D.
                               Title: President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AVAX TECHNOLOGIES, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

     AVAX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation'), DOES HEREBY CERTIFY, that the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware is amended as follows:

     1.   The name of the Corporation is AVAX Technologies, Inc.

     2. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

          Article  4(A)(1) is hereby amended to read in its entirety as follows:

          "FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and Fifty Million (50,000,000) shares, having a par value of $.004 per share, shall be designated "Common Stock."

     Upon the foregoing amendment becoming effective, each share of common stock, par value $.002 per share ("Common Stock"), of the Corporation, outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be reclassified as, and become, one half (1/2) of a share of Common Stock of the Corporation and the number of shares of Common Stock of the Corporation represented by each stock certificate representing Common Stock of the Corporation outstanding immediately prior to the effectiveness of this Certificate of Amendment shall be proportionately adjusted by dividing each such number by 2, with each share thereupon having a par value of $.004."

     4. The foregoing amendment was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     5. This Certificate of Amendment and the amendments provided for herein shall become effective at, and not until, 5:00 p.m. (New York Time) on May 13, 1997.

     IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this Certificate of Amendment to be signed this 7th day of May, 1997.

                                AVAX TECHNOLOGIES, INC.

                                By:   /s/ Jeffrey M. Jonas
                                    -----------------------------------------
                                Name:  Jeffrey M. Jonas, M.D.
                                Title: President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AVAX TECHNOLOGIES, INC.

                         PURSUANT TO SECTION 242 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

     AVAX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1.   The name of the Corporation is AVAX Technologies, Inc.

     2. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended as follows:

     3.   Article 4(A)(1) is hereby amended as follows:

     "FOURTH: (A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Thirty Five Million (35,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated 'Preferred Stock' and Thirty Million (30,000,000) shares, having a par value of $.004 per share, shall be designated 'Common Stock.'"

     4. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     5. This Certificate of Amendment and the amendment provided for herein shall become effective at, and not until, 5:00 p.m. (New York time) on June 3, 1998.

     IN WITNESS WHEREOF, AVAX Technologies, Inc. has caused this Certificate of Amendment to be signed this 3rd day of June, 1998.

                                    AVAX TECHNOLOGIES, INC.

                                    By:   /s/ Jeffrey M. Jonas
                                        ----------------------------------------
                                    Name:  Jeffrey M. Jonas, M.D.
                                    Title: President and Chief Executive Officer

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

- FIRST: That at a meeting of the Board of Directors of AVAX Technologies, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

     "(A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated 'Preferred Stock' and Fifty Million (50,000,000) shares, having a par value of $.004 per share, shall be designated 'Common Stock.'"

- SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

- THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

- FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                                By:   /s/  Jeffrey M. Jonas
                                      ----------------------------------------
                                        Authorized Officer

                                Name:   Jeffrey M. Jonas, M.D.
                                        Chief Executive Officer and President

STATE OF MISSOURI )
                  )  ss.
COUNTY OF JACKSON )

     I, Tina R. Brown, a Notary Public, do hereby certify that on the 9th day of August, 2000, personally appeared before me JEFFREY M. JONAS, M.D., who being first duly sworn, acknowledged and declared that he is the person who signed the foregoing document as Chief Executive Officer and President of said corporation and that the statements therein contained are true.

                                                   /s/ Tina R. Brown
                                                 ------------------------------
                                                 Notary Public

TINA R. BROWN
Notary Public - State of Missouri
Commissioned in Clay County
My Commission Expires April 10, 2004

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